   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 2000
                                                    REGISTRATION NO. ___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             SUN MICROSYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                          94-2805249
(State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                        Identification Number)

                              901 SAN ANTONIO ROAD
                               PALO ALTO, CA 94303
                                 (650) 960-1300
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             SUN MICROSYSTEMS, INC.
       COBALT NETWORKS, INC. AMENDED AND RESTATED 1997 EMPLOYEE STOCK PLAN
                 COBALT NETWORKS, INC. 1999 DIRECTOR OPTION PLAN
                   1999 STOCK OPTION PLAN OF CHILI!SOFT, INC.
                   1998 STOCK OPTION PLAN OF CHILI!SOFT, INC.
                   1997 STOCK OPTION PLAN OF CHILI!SOFT, INC.
                            (FULL TITLE OF THE PLANS)

                            ------------------------

                                SCOTT G. MCNEALY
                             CHIEF EXECUTIVE OFFICER
                             SUN MICROSYSTEMS, INC.
                              901 SAN ANTONIO ROAD
                               PALO ALTO, CA 94303
                                 (650) 960-1300
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:
                            KATHARINE A. MARTIN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

                                                                           Proposed     Proposed
                                                                           Maximum      Maximum
                                                        Amount             Offering     Aggregate         Amount of
                                                        to be              Price Per    Offering        Registration
   Title of Securities to be Registered               Registered           Share (1)     Price              Fee
   ------------------------------------               ----------           ---------    ---------       ------------
Common Stock, par value $0.00067 per share,
pursuant to the Cobalt Networks, Inc. Amended
and Restated 1997 Employee Stock Plan                 5,208,167 shares       $28.91     $150,568,108      $39,750
Cobalt Networks, Inc. 1999 Director Option Plan         330,000 shares       $28.91     $  9,540,300      $ 2,519
1999 Stock Option Plan of Chili!Soft, Inc.,              26,611 shares       $28.91     $    769,324      $   203
1998 Stock Option Plan of Chili!Soft, Inc. and
1997 Stock Option Plan of Chili!Soft, Inc.

     TOTAL                                            5,564,778                         $160,877,732      $42,472

(1) The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. The average of the high and low price on December 19, 2000 was $28.91.

             PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

        There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Sun Microsystems, Inc. (the "Registrant"):

        1. The Registrant's Annual Report on Form 10-K for the year ended June 30, 2000, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended October 1, 2000, filed pursuant to Section 13(a) of the Exchange Act.

        3. The Registrant's Registration Statement on Form 8-A relating to the Registrant's Common Stock filed pursuant to Section 12(b) of the Exchange Act on October 24, 1986, as amended.

        4. The Registrant's Registration Statement on Form 8-A/A Amendment No. 9 relating to the Registrant's Common Share Purchase Rights filed pursuant to
Section 12(b) of the Exchange Act on December 20, 2000.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 11 of the Restated Certificate of Incorporation of the Registrant provides in effect that, subject to certain limited exceptions, the Registrant shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware. The directors and officers of the Registrant are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. Like indemnification and insurance is also provided to those employees of the Registrant who serve as administrators of the Plans. In addition, the Company has entered into contracts with certain of its directors providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER                         DOCUMENTS
-------                        ---------
4.1      Cobalt Networks, Inc. Amended and Restated 1997 Employee Stock Plan
4.2      Cobalt Networks, Inc. 1999 Director Option Plan
4.3      1999 Stock Option Plan of Chili!Soft, Inc.
4.4      1998 Stock Option Plan of Chili!Soft, Inc.
4.5      1997 Stock Option Plan of Chili!Soft, Inc.
5.1      Opinion of Counsel as to legality of securities being registered
23.1     Consent of Counsel (Contained in Exhibit 5.1)
23.2     Consent of Ernst & Young LLP, Independent Auditors
24.1     Power of Attorney (Contained at page II-3)

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, as amended, Bylaws, indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Microsystems, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 20th day of December, 2000.

                                       SUN MICROSYSTEMS, INC.



                                       By: /s/ Michael E. Lehman
                                           -------------------------------------
                                           Michael E. Lehman, Executive Vice
                                           President, Corporate Resources and
                                           Chief Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott G. McNealy and Michael E. Lehman, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                              TITLE                                        DATE
---------                              -----                                        ----
/s/ SCOTT G. MCNEALY                   Chairman of the Board of Directors,          December 20, 2000
----------------------------------     and Chief Executive Officer
Scott G. McNealy                       (Principal Executive Officer)


/s/ MICHAEL E. LEHMAN                  Executive Vice President, Corporate          December 20, 2000
----------------------------------     Resources and Chief Financial Officer
Michael E. Lehman                      (Principal Financial Officer)


/s/ MICHAEL L. POPOV                   Vice President, Corporate Controller         December 20, 2000
----------------------------------     (Principal Accounting Officer)
Michael L. Popov


/s/ JAMES L. BARKSDALE                 Director                                     December 20, 2000
----------------------------------
James L. Barksdale


/s/ L. JOHN DOERR                      Director                                     December 20, 2000
----------------------------------
L. John Doerr


/s/ JUDITH L. ESTRIN                   Director                                     December 20, 2000
----------------------------------
Judith L. Estrin


/s/ ROBERT J. FISHER                   Director                                     December 20, 2000
----------------------------------
Robert J. Fisher


/s/ ROBERT L. LONG                     Director                                     December 20, 2000
----------------------------------
Robert L. Long


/s/ M. KENNETH OSHMAN                  Director                                     December 20, 2000
----------------------------------
M. Kenneth Oshman


/s/ NAOMI O. SELIGMAN                  Director                                     December 20, 2000
----------------------------------
Naomi O. Seligman

                             SUN MICROSYSTEMS, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------
4.1      Cobalt Networks, Inc. Amended and Restated 1997 Employee Stock Plan
4.2      Cobalt Networks, Inc. 1999 Director Option Plan
4.3      1999 Stock Option Plan of Chili!Soft, Inc.
4.4      1998 Stock Option Plan of Chili!Soft, Inc.
4.5      1997 Stock Option Plan of Chili!Soft, Inc.
5.1      Opinion of Counsel as to legality of securities being registered
23.1     Consent of Counsel (Contained in Exhibit 5.1)
23.2     Consent of Ernst & Young LLP, Independent Auditors
24.1     Power of Attorney (Contained at page II-3)